SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             CHESAPEAKE CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              [L O G O] Chesapeake
                                        Corporation



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                  March 21, 1997



To the Stockholders of
Chesapeake Corporation:



         We are pleased to invite you to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 23, 1997, at 11:00 A.M., for the following purposes:

          (1) to elect four directors to serve until the 2000 annual meeting of stockholders;

          (2) to approve the Chesapeake Corporation 1997 Incentive Plan (the "1997 Incentive Plan");

          (3) to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants for 1997; and

          (4) to transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 7, 1997, are entitled to notice of, to vote at and to participate in the meeting.

         You are requested to mark, date, sign and return the enclosed form of proxy in the enclosed envelope whether or not you expect to attend the meeting in person.



                                      By  order of the Board of Directors:


                                                J. P. Causey Jr.
                                                Secretary

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS



                              [L O G O] Chesapeake
                                        Corporation





                               GENERAL INFORMATION

         Solicitation of the enclosed proxy is made by and on behalf of Chesapeake Corporation for use at the annual meeting of stockholders to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 23, 1997, and at any adjournments of such meeting. An annual report, including financial statements for the year ended December 31, 1996, is enclosed with this proxy statement.

         The expense of this solicitation will be paid by the Corporation. Officers, directors and employees of the Corporation may make solicitations of proxies by telephone or telegraph or by personal calls. The firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a fee estimated not to exceed $7,000, plus direct out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

         The Corporation's charter authorizes the issuance of up to 60,000,000 shares of Common Stock ($1 par value) ("Common Stock") and 500,000 shares of Preferred Stock ($100 par value). Only stockholders of record at the close of business on March 7, 1997, are entitled to notice of, to vote at and to participate in the meeting. On the record date, the stock issued and outstanding consisted of 23,434,708 shares of Common Stock. Holders of Common Stock will vote as a single class at the annual meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

         A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Approval of the 1997 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies, and entitled to vote with respect thereto, at a meeting at which a quorum is present.
Abstentions will have the same effect as a negative vote for purposes of approving the 1997 Incentive Plan. Broker Shares that are not voted with respect to the approval of the 1997 Incentive Plan will not be included in determining the number of shares entitled to vote thereon.

         This proxy statement and the enclosed form of proxy were first mailed to stockholders on March 21, 1997.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Corporation's Board of Directors is divided into three classes. At the annual meeting, four directors are expected to be elected to Class II to hold office for a term of three years and until their respective successors are duly elected and qualified.

                         Information Concerning Nominees

                                     Name and Age;                    Director
                               Principal Occupation or              Continuously
                          Employment During Last Five Years            Since

        Class II (to serve until the 2000 annual meeting of stockholders)


                    C. Elis Olsson, 32                                   1994


PHOTO Vice President - Operations, Mid-South Division, Color-Box, Inc., a subsidiary of the Corporation (since 1995) and former Midwest Regional Sales Manager, Color-Box, Inc. (1994- 1995), Assistant to the President, Chesapeake Packaging Co., a subsidiary of the Corporation (1994), Assistant Manager of Manufacturing (1993-1994), Manager - Maintenance Planning (1992-1993) and Assistant to the Vice President of Manufacturing (1991-1992), Chesapeake Paper Products Company, a subsidiary of the Corporation.




                    Wallace Stettinius, 64                               1980


PHOTO Retired (since 1995); former Chairman of the Board, Cadmus Communications Corporation, a graphic communications holding company; Director of American Filtrona Corporation and Cadmus Communications Corporation.





                    Joseph P. Viviano, 58                                1988


PHOTO President and Chief Operating Officer (since 1993) and Director, Hershey Foods Corporation, a manufacturer of confectionery products, and former President, Hershey Chocolate U.S.A., a division of Hershey Foods Corporation; Director of Huffy Corporation.





                    Harry H. Warner, 61                                  1978


PHOTO Financial Consultant; Director of Allied Research Corporation, American Filtrona Corporation and Pulaski Furniture Corporation.

Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the four persons named above. Each of the nominees is currently a director and has served continuously since the year he joined the Corporation's Board. If any of the nominees should become unavailable, the Board of Directors may designate substitute nominees, for whom the proxies will be voted. In the alternative, the Board may reduce the size of the Class to the number of remaining nominees, for whom the proxies will be voted.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT MESSRS. OLSSON, STETTINIUS, VIVIANO AND WARNER TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING.

                         Directors Continuing in Office

         There are eight directors whose present term of office will continue until 1998 or 1999, as indicated below, and until their respective successors are duly elected and qualified. Each has served continuously since the year he or she joined the Corporation's Board.

                                     Name and Age;                    Director
                               Principal Occupation or              Continuously
                          Employment During Last Five Years            Since


        Class I (to serve until the 1999 annual meeting of stockholders)




                    William D. McCoy, 67                                 1985


PHOTO Retired (since 1994); former Chairman of the Board, Chief Executive Officer and Director, Koch Label Co., a consumer products label printing company.









                    John W. Rosenblum, 53                                1984


PHOTO Dean, Jepson School of Leadership Studies, University of Richmond (since 1996); former Tayloe Murphy Professor of Business Administration (1993-1996) and former Dean (1982- 1993), Darden
                    Graduate School of Business Administration, University of Virginia; Director of Cadmus Communications Corporation, Comdial Corporation, Cone Mills Corporation, Providence Journal Telecommunications, Inc. and T. Rowe Price Associates, Inc.





                    John Hoyt Stookey, 67                                1990

PHOTO Nonexecutive Chairman of the Board and Director of Suburban Propane Partners, L.P., a propane distribution company (since 1996); former Nonexecutive Chairman of the Board, Quantum Chemical Corporation, a subsidiary of Hanson Industries, a British industrial management corporation (1993-1995), and former Chairman of the Board, Chief Executive Officer and Director of Quantum Chemical Corporation; Director of ACX Technologies, Inc., Cyprus Amax Minerals Company and U.S. Trust Corporation.

                    Richard G. Tilghman, 56                              1986


PHOTO Chairman of the Board, Chief Executive Officer and Director, Crestar Financial Corporation, a bank holding company.






       Class III (to serve until the 1998 annual meeting of stockholders)



                    M. Katherine Dwyer, 48                               1995


PHOTO President, Revlon Cosmetics U.S.A. and Senior Vice President, Revlon, Inc., an international fragrance and cosmetics company (since 1995), and former Executive Vice President and General Manager for Mass Cosmetics, Revlon Group, Inc.
                    (1995), Executive Vice President - Marketing, Revlon Group, Inc. (1993-1994) and Vice President
                    - Marketing, Clairol, Inc. (1991-1993).




                    J. Carter Fox, 57                                    1980


PHOTO Chairman, President & Chief Executive Officer of the Corporation (since 1996) and former Chairman & Chief Executive Officer (1995-1996), Chairman, President & Chief Executive Officer (1994-1995) and President & Chief Executive Officer (1980-1994) of the Corporation; Director of Crestar Financial Corporation.





                    Robert L. Hintz, 66                                  1985


PHOTO Chairman of the Board, R. L. Hintz and Associates, a management services consulting firm; Director of Ashland Coal, Inc., Reynolds Metals Company and Scott & Stringfellow Financial, Inc.






                    Frank S. Royal, 57                                   1990


PHOTO               Physician;    Director   of   Crestar    Financial
                    Corporation, CSX Corporation, Dominion Resources, Inc. and Columbia/HCA Healthcare Corporation.

         The Board of Directors meets regularly every two months and following each annual meeting of stockholders. During the last year, there were eight meetings of the Board.

         The Board has standing Executive, Audit, Executive Compensation and Nominating Committees. Members of the Executive Committee are Messrs. Fox, Stettinius, Tilghman, Viviano and Warner. During the last year, there were five meetings of the Executive Committee. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee is empowered to and does act for the Board of Directors on certain matters.

         Members of the Audit Committee are Ms. Dwyer and Messrs. Hintz, Rosenblum, Tilghman and Viviano. During the last year, there were three meetings of the Audit Committee. The Audit Committee recommends an independent accounting firm to be selected by the Board of Directors for the upcoming year. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Corporation's independent accountants. The Corporation's internal auditors and independent accountants regularly report directly to the Audit Committee.

         Members of the Executive Compensation Committee (the "Compensation Committee") are Messrs. McCoy, Royal, Stettinius, Stookey and Warner. During the last year, there were six meetings of the Compensation Committee. The Compensation Committee approves officer incentive awards, grants stock options and performance share awards and recommends to the Board of Directors remuneration levels for officers, general remuneration plans for all management personnel and other employee remuneration plans.

         Members of the Nominating Committee are Messrs. Rosenblum, Royal, Stettinius and Stookey. During the last year, there was one meeting of the Nominating Committee. The Nominating Committee reviews the performance and attendance of directors, recommends to the full Board of Directors persons to serve as directors of the Corporation and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or reelection to the Board of Directors. Stockholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating Committee. Notice of nominations made by stockholders with respect to the 1998 annual meeting must be received in writing by the Secretary of the Corporation no earlier than January 5, 1998, and no later than January 30, 1998, and must set forth (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of capital stock of the Corporation beneficially owned by each such nominee.

         The Board of Directors has also established a Committee of Outside Directors composed of those directors who are not and have never been employees of the Corporation. The Committee of Outside Directors meets regularly, usually in conjunction with, but separately from, regular meetings of the Board of Directors. The Committee of Outside Directors evaluates the performance of the Chief Executive Officer of the Corporation, reviews the senior organizational structure of the Corporation and, when appropriate, will recommend a successor for the Chief Executive Officer. The chairman of the Committee of Outside Directors acts as spokesperson for the outside directors and as their liaison with the Chief Executive Officer.

         During 1996, all directors attended at least 75% of the meetings of the Board of Directors and the committees to which they were assigned, except Mr. Stookey. As Chairman of Quantum Chemical Corporation ("Quantum"), Mr. Stookey, a director of the Corporation, served from 1989 to 1993 as an executive officer of Petrolane Incorporated, Petrolane Finance Corp. and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993, under the U. S. Bankruptcy Code. Mr. McCoy, a director of the Corporation, retired as Chairman of the Board, Chief Executive Officer and Director of Koch Label Co. ("Koch") on January 1, 1994. Koch filed for protection under the U.S. Bankruptcy Code in September 1994.

                            Compensation of Directors

         Employee directors of the Corporation are not paid for their service on the Board of Directors or any Board committee. Non-employee directors receive an annual retainer of $15,000 for Board service and an attendance fee of $1,000, plus travel expenses, for each day attending a Board or committee meeting. The chairman of the Committee of Outside Directors receives an additional annual retainer of $30,000 and the other committee chairmen each receive an additional annual retainer of $5,000.

         Prior to 1997, the Corporation had a Directors' Deferred Compensation Plan under which directors could defer all or a portion of their fees until their retirement or another specified date. Interest accrues on the balance of the deferred account at a New York bank's prime rate. The Corporation also has an unfunded Outside Directors' Retirement Plan (the "Outside Directors' Plan"). Under the Outside Directors' Plan, non-employee directors retiring at or after age 65 after at least five years of service or prior to age 65 after at least ten years of service are paid an amount equal to their retainer at the time of their retirement for a period equal to their period of service, up to ten years.

         At the 1992 annual meeting, the stockholders approved the Non-Employee Director Stock Option Plan (the "1992 Directors' Plan"). Under the 1992 Directors' Plan, each non-employee director received an annual award of an option to purchase Common Stock (an "Automatic Award"). The number of shares of Common Stock covered by Automatic Awards reflected assumptions made in 1992 regarding (i) future increases in directors' fees that would have been approved but for adoption of the 1992 Directors' Plan, and (ii) the fair market value of the option privilege. Based on the advice of an independent compensation consultant, the value of an option to purchase Common Stock under the 1992 Directors' Plan was set at $8.00 per share. Pursuant to the 1992 Directors' Plan, each non-employee director received on May 1, 1996, an Automatic Award of a stock option to purchase 750 shares of Common Stock at an exercise price of $32.24 per share. Unless the director's service terminates earlier for reasons other than death or disability, these options are first exercisable on April 22, 1997, and remain exercisable for a period of ten years from their date of grant. Non-employee directors were also eligible to choose to receive an annual award pursuant to the 1992 Directors' Plan in lieu of all or a part of the director's cash retainer for a period of one or more future years (an "Elective Award"). A non-employee director choosing to receive an Elective Award received an option to purchase 125 shares of Common Stock for each $1,000 of foregone retainer. Elective Awards are first exercisable on the day before the annual meeting next following the date of grant in installments, the number of which corresponds to the number of years covered by the Elective Award. The option price per share for Automatic and Elective Awards was the average closing sales price of the Common Stock for the twenty trading days before the October 31st that immediately preceded the date of grant. No Automatic Awards will be made under the 1992 Directors' Plan after December 31, 1996 and Elective Awards will not be made for compensation after December 31, 1996.

         Effective January 1, 1997, non-employee directors participate in the Chesapeake Corporation Directors' Stock Option and Deferred Compensation Plan, which was approved by the stockholders at the 1996 annual meeting (the "1996 Plan"). The 1996 Plan provides that each non-employee director will receive an annual grant of stock options each May 1st beginning May 1, 1997, and ending May 1, 2007. The number of shares of Common Stock covered by such options reflects assumptions made in 1996 regarding (i) the future amount of directors' fees that would be approved but for the adoption of the 1996 Plan, and (ii) the fair market value of the option privilege. An option to purchase 1,500 shares of Common Stock will be granted to each non-employee director on May 1, 1997. The exercise price of such options will be the average closing price of the Common Stock for the 20 trading days preceding May 1, 1997. Such options will become exercisable on the day before the 1998 annual meeting of stockholders, except that the exercisability of such options will be accelerated in the event of the director's death or disability or in the event of a "change in control" (as defined below under the heading "Description of Compensation Plans"). Options that are not exercisable on the date that a participant ceases to be a director will be forfeited. No option may be exercised more than ten years after its grant date. In addition, non-employee directors may elect to defer all or part of their annual retainer or meeting fees, or both, under the 1996 Plan. The deferred fees may be held, at the election of the participant, in either a deferred cash account or a deferred stock account. Deferred cash accounts are not funded and are maintained for recordkeeping purposes only. Interest will be credited to a participant's deferred cash account based on the prime rate established from time to time by the Corporation's principal lender. Deferred fees that are credited to the participant's deferred stock account will be recorded by reference to the number of whole and fractional shares of Common Stock that could have been purchased with the deferred amount. Additional credits will be made to the deferred stock account, in whole and fractional shares of Common Stock, based on the value of dividends paid on the Common Stock and the fair market value of the Common Stock on the date that the dividends are paid. Deferred stock accounts are not funded, and no actual shares of Common Stock are purchased or held by or on behalf of the accounts; such accounts are maintained for recordkeeping purposes only.

         The cash retainer and attendance fees described above, together with annual awards under the 1996 Plan, represent the Corporation's standard arrangements for compensation of its non-employee directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows, as of February 1, 1997, the direct and indirect beneficial ownership of Common Stock by: each director; each executive officer named in the Summary Compensation Table; all directors and executive officers of the Corporation as a group; and all persons beneficially owning more than 5% of the outstanding Common Stock.


                                         Sole Voting and                                              Aggregate
                                           Investment                                                Percentage
        Name                                Power (1)           Other (2)              Total          Owned (3)
Thomas Blackburn......................        26,227                                 26,227
J.P. Causey Jr........................        41,970               2,346             44,316
M. Katherine Dwyer....................           625                                    625
J. Carter Fox.........................       236,305              23,658            259,963             1.1%
Robert L. Hintz.......................         6,650                                  6,650
Andrew J. Kohut.......................        30,299               5,863             36,162
William D. McCoy......................         4,750                                  4,750
C. Elis Olsson........................        39,833              33,082(4)          72,915
William A. Raaths.....................        23,443                 910             24,353
John W. Rosenblum.....................         2,750                                  2,750
Frank S. Royal........................         6,750                                  6,750
Wallace Stettinius....................         7,750                                  7,750
John Hoyt Stookey.....................         2,750                                  2,750
Richard G. Tilghman...................         3,248               1,308              4,556
Joseph P. Viviano.....................        16,544                                 16,544
Harry H. Warner.......................         4,400                                  4,400
All Directors and
  Executive Officers as
  a Group (18 persons)................       488,696              67,346            556,042             2.4
Crestar Bank
  919 E. Main Street
  Richmond, Virginia..................     1,449,939           1,846,685(4)(5)    3,296,624(4)(5)      14.1
Sture G. Olsson
  Box 311
  West Point, Virginia................       848,355           1,600,494(5)       2,448,849(5)         10.5
MacKay-Shields Financial Corporation
  9 West 57th Street
  New York, New York..................                         2,266,550          2,266,550             9.7
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109.........       866,300             865,600          1,731,900             7.4

---------------
     (1) Includes shares held in fiduciary capacities and (a) an aggregate 192,341 shares that may be acquired by employee directors and the Corporation's executive officers within 60 days under the Corporation's 1993 Incentive Plan and 1987 Stock Option Plan, and (b) an aggregate 32,250 shares that may be acquired by certain non-employee directors within 60 days under the 1992 Directors' Plan.
     (2) Includes shares, if any: (a) owned by certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations; and (d) held by the Corporation's 401(k) Savings Plan for Salaried Employees. These shares may be deemed to be beneficially owned under the rules and regulations of the Securities and Exchange Commission (the "SEC"), but the inclusion of such shares in the table does not constitute an admission of beneficial ownership. Certain shares may be deemed to be beneficially owned by more than one person or group listed and, accordingly, must be reported as being beneficially owned by each.
     (3) Except as indicated, each person or group beneficially owns less than 1% of the outstanding Common Stock.
     (4) Includes 27,500 held in a trust as to which Crestar Bank and Mr. C. Elis Olsson may be deemed to share beneficial ownership.
     (5) Includes 1,661,130 shares held in various trusts as to which Crestar Bank and Mr. Sture G. Olsson may be deemed to share beneficial ownership.

                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation


         The Corporation's executive compensation programs are administered by the Compensation Committee. The Compensation Committee is composed of the individuals listed below, each of whom is a non-employee director of the Corporation. The Compensation Committee grants stock options, stock appreciation rights ("SARs"), performance shares ("Performance Shares") and stock units, and approves incentive awards, under the 1993 Incentive Plan for management employees and recommends to the Board of Directors the salary levels for executive officers. The Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to advise the Compensation Committee with respect to executive compensation matters.

Overview of Compensation Philosophy

         The Corporation's executive compensation program is designed to enable the Corporation to attract, develop and retain executives and motivate them to attain the Corporation's business goals. The Compensation Committee intends to keep executive compensation externally competitive and internally equitable to reflect differences in job responsibility and individual contribution to company success. The Corporation's goal is to pay base salaries that are in the mid-range of salaries offered in the packaging, paper and forest products industry, local competing industries or industry in general, as appropriate, while offering appropriate incentive opportunities for executives. The Corporation's intent with respect to incentive programs is to provide executives the opportunity to earn total compensation that exceeds the targeted mid-range in return for superior Corporation, individual business unit and individual executive performance. The compensation programs also encourage employee ownership of the Corporation's Common Stock.

         The individual elements of the Corporation's executive compensation program are (i) base salaries, (ii) annual incentive opportunities, which focus on short-term objectives, and (iii) grants of stock options and long-term incentive opportunities, which focus on long-term objectives. In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short- and long-term incentive objectives. In the case of the Corporation's Chief Executive Officer (the "CEO"), the individual elements have been set by the Compensation Committee to provide that more than 50% of total compensation will consist of short- and long-term incentive opportunities, with long-term elements being the more significant. This results in the expected value of the CEO's total compensation being set at the mid-range of competitive levels, as discussed below, with a large portion of such compensation being at risk based on actual performance.

         The Compensation Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Compensation Committee's flexibility to maintain a competitive compensation program. All executive compensation paid or awarded during 1996 is considered to be fully deductible by the Corporation under the Revenue Reconciliation Act of 1993.

1996 Compensation

         Base Salaries. Base salaries for executive officers are approved by the Board of Directors based upon recommendations by the Compensation Committee. The Compensation Committee's recommendations result from a subjective review of individual performances and competitive data supplied by its consultant. The Compensation Committee first establishes a pay range for each job classification by reference to the Project 777 Executive Compensation Survey published by Management Compensation Services (the "MCS Survey"). The MCS Survey is a broad-based survey of U.S. industrial companies, including most publicly held paper and forest products companies and most companies represented in the S&P Paper and Forest Products Group used in the stock performance graph. The MCS Survey is used because it provides detailed compensation information by job classification (weighted to reflect the relative sizes of the participating companies) for a diverse sample of participating companies. The midpoint of the base salary range for each executive job classification is set at the average salary for similar positions reported in the MCS Survey (subject to adjustment by the Compensation Committee based on its subjective evaluation of the relationship of various job classifications within the Corporation). In determining recommendations for specific salaries for executive officers within the resulting pay ranges, the Compensation Committee considered the individual officer's performance and the position of each individual's salary within the respective pay range.

         The Compensation Committee recommended and the Board of Directors approved an increase in the CEO's salary of approximately 4.2% in 1996. As in the case of executive officers generally, the Compensation Committee first established a pay range for the CEO based on the MCS Survey. In determining a recommendation for the CEO's salary within that range, in addition to the considerations stated above for executive officers generally, the Compensation Committee considered his achievement of individual goals, which primarily involved the strategic direction of the Corporation and personal performance objectives, and the Compensation Committee's subjective evaluation of the CEO's performance based on the Corporation's financial performance, both in absolute terms and in comparison with an internally-generated peer group of companies. The peer group used for this purpose (the "Compensation Peer Group") consists of 16 paper and forest products companies with which the Corporation competes (including most of the companies represented in the S&P Paper and Forest Products Group used in the stock performance graph), which the Compensation Committee believes is an appropriate comparison group for evaluating relative financial performance. In evaluating the Corporation's financial performance, several measures were reviewed, including absolute and relative earnings, return on equity, cash flow generated by operations and stock price performance. Without assigning relative weights to the different measures, the Compensation Committee placed primary emphasis on cash flow generated by operations. The Compensation Committee noted that the Corporation's financial results for 1996 were below the record levels achieved in 1995, but compared favorably with the financial performance of the Compensation Peer Group. The Compensation Committee also concluded that the CEO's achievement of his individual goals substantially met the Compensation Committee's expectations. The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

         Annual Incentive Program. The Compensation Committee also approves annual incentive awards to executive officers in the form of bonuses under the 1993 Incentive Plan. The Compensation Committee reviewed and discussed Chesapeake's 1996 financial performance and compared it to the Corporation's 1995 financial performance, the 1996 business plan, long-term standards of financial performance and the relative financial performance of the Compensation Peer Group (based on the same criteria discussed under "Base Salaries" above). The Compensation Committee did not determine the awards based on pre-set performance targets, but subjectively evaluated the various performance measures and the aggregate amount deemed appropriate for incentive awards. Based on this review, the Compensation Committee established a total award pool for 1996 incentive awards for executive officers other than the CEO. The Compensation Committee then allocated the pool among the individual officers based on the recommendations of the CEO and a subjective evaluation of each officer's individual performance and, where applicable, the financial performance of certain business units of the Corporation. The financial performance of the business units was evaluated primarily based on earnings and cash flow generated by operations. The incentive award for the CEO was $265,000 for 1996, which represented a 45% reduction from his award for 1995 and which was approximately 53% of his year-end base salary, compared to incentive awards of approximately 100% of year-end base salary for 1995 and 50% for 1994. The CEO's incentive award was based upon the Compensation Committee's subjective assessment of his individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (primarily relating to achieving profitability, managing cash flow and operating safely in compliance with applicable laws) and the Compensation Committee's evaluation of the Corporation's financial performance, both in absolute terms and relative to the Compensation Peer Group (based on the same criteria discussed above under "Base Salaries"). The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

         Long-Term Incentive Programs. The Compensation Committee also approves long-term incentive awards to executive officers in the form of stock options, Performance Shares and other incentive opportunities. The Compensation Committee's recommendations result from a subjective review of individual performance and competitive data supplied by its consultant. The Compensation Committee first considers competitive data supplied by its consultant with respect to average long-term incentive levels, by job classification, derived from the consultant's proprietary data base of long-term incentive practices of approximately 35 U.S. industrial companies, which is weighted to reflect the relative sizes of the participating companies. The data base does not include any of the companies represented in the S&P Paper and Forest Products Group used in the stock performance graph. The Compensation Committee relies on the consultant's data base for this purpose based in part on the consultant's advice that the data base provides a fair comparison group for determining competitive long-term incentive practices, and because the data base provides a consistent methodology for valuing and comparing grants. In determining recommendations for specific long-term incentive awards to executive officers, the Compensation Committee adjusts the average reflected in the consultant's data in light of its subjective evaluation of: the relationship of various job classifications within the Corporation; contributions by each executive officer to overall company performance and such officer's potential to contribute in the future; and, in the case of stock option awards, prior grant levels.

         Stock options are awarded to executives as a long-term incentive to align the executives' interests with those of other stockholders and to encourage significant stock ownership. In 1996, the Compensation Committee granted options to purchase an aggregate of 220,200 shares of Common Stock to the Corporation's employees, including a grant of nonqualified options to purchase 12,000 shares of Common Stock and a grant of incentive stock options to purchase an additional 12,000 shares that were granted to the CEO (which, in the case of the CEO, totaled grants for 24,000 shares, and represented the same total number of options that were granted in each of 1995 and 1994). In determining a recommendation for the CEO's option grants, in addition to the factors set forth above for executive officers generally, the Compensation Committee considered his individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (primarily relating to sustained growth, cash flow generated by operations and returns for stockholders) and the overall financial performance of the Corporation, both in absolute terms and relative to the Compensation Peer Group (based on the same criteria discussed under "Base Salaries" above). The Compensation Committee noted that the Corporation's financial results trailed the record levels achieved in 1995, but compared favorably with the financial performance of the Compensation Peer Group. The Compensation Committee also concluded that the CEO's achievement of his individual goals substantially met the Compensation Committee's expectations. The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated. The stock options become exercisable in one-third installments on each of the first three anniversaries of the date of grant. The grant price for the nonqualified options was the average of the closing prices of the Corporation's Common Stock on the twenty days up to and including the date of the grant, while the grant price for the incentive stock options was the closing price for the Common Stock on the date of grant. The option recipients, including the CEO, will receive value from these grants only if the price of the Common Stock increases above the grant price.

         Opportunities for long-term incentives are awarded under the 1993 Incentive Plan, and are intended to focus the executives' attention on the long-term growth and financial success of the Corporation. The opportunity may be in the form of an incentive award, based on achieving pre-set objectives, or Performance Shares. A Performance Share award represents the opportunity to earn up to the specified number of shares of Common Stock over the course of the designated performance cycle by achieving certain performance criteria specified by the Compensation Committee. During 1996, the Compensation Committee granted the CEO the opportunity to earn an incentive award of up to $360,000 and up to 4,900 Performance Shares for the 1996-2000 performance cycle. Incentive award opportunities and Performance Shares were also granted to other executive officers and key employees. Each year of the performance cycle, a portion of the incentive award may be earned based upon the Corporation's cumulative cash flow during the performance cycle and on individual goals relating to cumulative cash flow, sales growth or volume growth for each business unit. In addition, during each year of the performance cycle, a portion of the Performance Shares may be earned based on the price of the Corporation's Common Stock. A portion of the Performance Share award will be earned when the Common Stock price equals or exceeds $35 and at each $5 increment in excess thereof up to $60. The incentive award opportunity for the 1996-2000 performance cycle will be deemed to have been earned in full in the event of a "change in control" of the Corporation (as defined below under the caption "Description of Compensation Plans"), while a portion of the Performance Shares granted for the 1996-2000 performance cycle will be deemed to have been earned in the event of a "change in control" based on the price of the Common Stock. As Performance Shares are earned, the participant receives shares of Restricted Stock and Stock Units, each as defined below under the caption "Description of Compensation Plans," that remain forfeitable until the end of the performance cycle (except that such shares will become transferable and nonforfeitable, and such units will become nonforfeitable, upon the death, disability or retirement of the executive or upon the occurrence of certain events following a "change in control" of the Corporation). The CEO earned an estimated 2,450 Performance Shares during 1996 pursuant to previously reported grants for the 1994-1997 performance cycle. No awards were earned during 1996 under the 1996-2000 performance cycle.

Executive Compensation Committee

Wallace Stettinius, Chairman
William D. McCoy
Frank S. Royal
John Hoyt Stookey
Harry H. Warner



                        Description of Compensation Plans


         Executive officers of the Corporation were entitled to participate in the compensation plans described below during 1996.

         1993 Incentive Plan. The 1993 Incentive Plan provides that the Compensation Committee or its delegate (the "Administrator") may, from time to time, grant stock options, SARs, stock awards, Performance Shares or stock units and may make incentive awards to the Corporation's key employees and officers ("Participants"). Options granted under the 1993 Incentive Plan may be either incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Corporation at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the fair market value of the stock on the date of grant in the case of an ISO, or 85% of that amount in the case of a nonqualified stock option.

         SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates. SARs entitle the Participant to receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR, or (ii) the initial value of the SAR. The initial value of the SAR is the option price of the related option in the case of a Corresponding SAR, and the fair market value of a share of Common Stock on the date of grant in the case of independent SARs.

         Participants may also be awarded shares of Common Stock pursuant to a stock award. Such shares may either be fully vested and transferable at the time of grant, or may be non-transferable and subject to forfeiture until certain conditions prescribed by the Administrator (such as a specific period of employment with the Corporation) are satisfied ("Restricted Stock"). Shares of Restricted Stock may either be granted alone or together with Restricted Stock Units ("Stock Units") that are to be used to satisfy the Participant's income and employment tax withholding obligations with respect to the related Restricted Stock as such stock vests in accordance with its terms. The 1993 Incentive Plan also provides for the award of Performance Shares, stated with reference to a specified number of shares of Common Stock, that may entitle the Participant to receive shares of Restricted Stock together with Stock Units. The Administrator will prescribe the requirements (such as a specified period of employment with the Corporation or the attainment by the Corporation of certain stated financial objectives) that must be satisfied before a Performance Share award is earned. To the extent that Performance Shares are earned, the obligation will be settled in shares of Restricted Stock and Stock Units. The Corporation pays to holders of Stock Units amounts equal to the dividends that would be payable on the number of shares of Common Stock represented thereby, less applicable income and employment taxes required to be withheld.

         The 1993 Incentive Plan also allows the Administrator to make incentive awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any incentive awards are granted, they may be settled in cash, in Common Stock or by a combination of the two.

         The 1993 Incentive Plan provides that outstanding options and SARs will become exercisable, outstanding stock awards will be earned in full and outstanding Performance Shares will be deemed to have been earned in their entirety and converted into shares of Restricted Stock and Stock Units in the event of a "change in control" of the Corporation (as defined below). Such Restricted Stock and Stock Units, together with all other outstanding Restricted Stock and Stock Unit awards, will thereafter become transferable and nonforfeitable upon the earlier of (i) the vesting dates set forth in the agreements governing their grant, or (ii) the termination of the Participant's employment without cause or following the Participant's refusal to move to another location or upon a material reduction in the Participant's compensation or duties.

         Salaried Employees' Stock Purchase Plan. Under the Salaried Employees' Stock Purchase Plan (the "Stock Purchase Plan"), approximately 1,700 full-time salaried employees of the Corporation or one of its designated subsidiaries may authorize a contribution of up to 5% of their basic compensation to the plan through payroll deductions. At the end of each plan year, each participant's employer makes a specific matching contribution, from which is deducted the amount required to be withheld under income tax, FICA and similar laws. The amount of the matching contribution, which may not exceed 60% of the participant's contribution, or the manner in which the matching contribution will be determined (such as a formula relating to the Corporation's financial performance), is prescribed by the Compensation Committee prior to each plan year. The matching contribution for the plan year that commenced April 1, 1996, was set at 3.5 times the Corporation's return on equity, subject to a minimum matching contribution of 20% and a maximum of 60%. The amount contributed by the participants and the net amount contributed by their employers are applied to purchase Common Stock.

         401(k) Savings Plan for Salaried Employees. All salaried employees of the Corporation who have attained age 18 are eligible to participate in the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees (the "Savings Plan") after completing six months of employment. Plan participants may elect to reduce their current compensation and have pre-tax contributions of 1% to 10% of their gross earnings, up to maximum amounts allowable under applicable Internal Revenue Service regulations ($9,500 in 1996), made on their behalf to the Savings Plan. The Corporation makes a matching contribution equal to one-half of the pre-tax contribution made on behalf of the employee. The maximum matching contribution that may be made by the Corporation is 2 1/2% of the employee's gross earnings (up to $150,000 for 1996).

         401(k) Restoration Plan. Under the Chesapeake Corporation 401(k) Restoration Plan (the "401(k) Restoration Plan"), employees designated by the Compensation Committee may elect to defer up to 10% of their annual compensation. At the election of the participant, amounts deferred will be invested either in (i) an interest fund, which is credited with earnings based on the prime rate of interest established from time to time by the Corporation's principal lender, or (ii) a stock fund, which is recorded with reference to the number of whole and fractional shares of Common Stock that could have been purchased with the deferred amount and which earns additional credits based on the value of dividends paid on the Common Stock. The 401(k) Restoration Plan is not funded, and no actual shares of Common Stock are purchased, and no cash is held, by or on behalf of the deferred accounts. The accounts are maintained for recordkeeping purposes only.

         Benefits Continuation Plan. The Chesapeake Corporation Salaried Employee's Benefits Continuation Plan (the "Benefits Continuation Plan") will provide benefits to all salaried employees of the Corporation and its subsidiaries, including the executive officers named in the Summary Compensation Table, who are terminated within twenty-four months of a "change in control" of the Corporation (as defined below). The Benefits Continuation Plan provides severance pay based on the participant's credited service and compensation, with such severance pay not to exceed twenty-four months' compensation. The participant's health and life insurance benefits also will be provided for the period during which the participant receives severance pay or until the participant obtains other employment, whichever is earlier.

         Definition of "Change in Control." For purposes of the 1993 Incentive Plan, the Benefits Continuation Plan and the 1997 Incentive Plan, "change in control" means, in general, the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (with certain exceptions); (ii) those persons who were members of the Corporation's Board of Directors prior to the adoption of such plan, and those persons whose subsequent nominations were approved by such directors, cease to constitute a majority of the Board of Directors (with certain exceptions); (iii) the stockholders of the Corporation approve a reorganization, merger, share exchange or consolidation involving the Corporation unless immediately following such transaction all or substantially all of the persons who beneficially own Common Stock and any other then-outstanding voting securities of the Corporation beneficially own at least 80% of the common stock and voting securities, respectively, of the surviving entity in such transaction in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the stockholders of the Corporation approve a complete liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets (with certain exceptions). The foregoing summary is qualified in its entirety by reference to the terms of the 1993 Incentive Plan, the Benefits Continuation Plan and the 1997 Incentive Plan, copies of which will be provided promptly upon request and without charge to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, Box 2350, Richmond, Virginia 23218-2350.

                                  Summary of Cash and Certain Other Compensation

         The following table shows, for the fiscal years ended December 31, 1994, 1995 and 1996, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's CEO and its four other most highly compensated executive officers (the "Named Executive Officers").

                                            SUMMARY COMPENSATION TABLE

                                                     Annual Compensation                  Long-Term Compensation
                                            -----------------------------------------     ----------------------
                                                                                          Awards         Payouts
        Name and                                                                          ------         -------       All Other
   Principal Position                                             Other Annual            Options/         LTIP         Compen-
as of December 31, 1996          Year       Salary       Bonus    Compensation(1)           SARs         Payouts (2)    sation (3)
---------------------------------------------------------------------------------------------------------------------------------
J. Carter Fox                    1996      $490,000    $265,000                            24,000        $ 77,788       $17,925
 Chairman, President             1995       465,000     480,000                            24,000         311,833         8,813
 & Chief Executive               1994       433,000     225,000                            24,000         149,160         9,990
 Officer

William A. Raaths                1996       191,250     170,000                             9,500          20,003         8,906
 Group Vice President            1995       166,254     180,000                             7,500          80,195         5,438
 - Tissue Products
 (since 1995)

Thomas Blackburn                 1996       230,667     110,000                            13,500          26,670        10,065
 Group Vice                      1995       207,000     200,000                             7,500         106,917         6,000
 President -                     1994       190,250     150,000   $25,731                   7,500          51,150        43,286
 Kraft, Packaging
 & Organizational
 Development

Andrew J. Kohut                  1996       215,000     110,000                            13,500          17,780         9,750
 Group Vice                      1995       196,971     185,000                             7,500          71,278         5,767
 President - Specialty           1994       166,500     110,000                             6,000          34,089         6,120
 Packaging &
 Merchandizing
 Services

J. P. Causey Jr.                 1996       180,000      87,500                             9,500          17,780         8,887
 Senior Vice                     1995       167,500     170,000                             6,500          71,278         5,550
 President, Secretary            1994       143,000     110,000                             6,000          34,089         5,940
 & General Counsel

--------------------
         (1) None of the Named Executive Officers received perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus shown above.
         (2) The amounts appearing in the long-term incentive plan ("LTIP") payouts column represent the value of Restricted Stock and Stock Units earned for the 1994-1997 performance cycle under the 1993 Incentive Plan for 1996
(estimated), 1995 (actual) and 1994 (actual). The amounts are based on the closing price for the Common Stock of $31.375, $29.625 and $33.00 on December 31, 1996, 1995 and 1994, respectively. As of December 31, 1996, the Named Executive Officers held the following shares of Restricted Stock: Mr. Fox, 9,630 shares; Mr. Raaths, 1,732 shares; Mr. Blackburn, 3,302 shares; Mr. Kohut, 2,201 shares; and Mr. Causey, 2,201 shares. Each of the Named Executive Officers earned shares of Restricted Stock under the 1993 Incentive Plan for 1996; however, the definitive number of such shares earned will not be determined, and such shares will not be issued, until later in 1997. None of such shares will vest, in whole or in part, in less than three years from the date of grant of the underlying Performance Share award (except upon the death, disability or retirement of the executive or upon the occurrence of certain events following a "change in control" of the Corporation, as described above under the caption "Description of Compensation Plans"). Dividends will be paid on shares of Restricted Stock at the same rate and times as on all other shares of Common Stock.
     (3) "All Other Compensation" for 1996 includes the following: (a) the Corporation's 50% matching contributions under the Savings Plan of $3,750 on behalf of each of the Named Executive Officers; and (b) the Corporation's matching contribution under the Stock Purchase Plan of the following amounts made to the Named Executive Officers: Mr. Fox, $14,175; Mr. Raaths, $5,156; Mr. Blackburn, $6,315; Mr. Kohut, $6,000; and Mr. Causey, $5,137.

                             Stock Options and SARs

         The following table contains information concerning the grants of options and SARs made during 1996 under the 1993 Incentive Plan to the Named Executive Officers.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                Potential Realizable Value at
                                                                                             Assumed Annual Rates of Stock Price
                                 Individual Grants                                             Appreciation for Option Term (1)
---------------------------------------------------------------------------------         ------------------------------------------



                                              % of Total
                                 Number of     Options/
                                Securities       SARs
                                Underlying     Granted to
                                 Options/      Employees      Exercise    Expira-
                                   SARs        in Fiscal      or Base      tion
          Name                   Granted (2)     Year         Price (3)    Date             0%             5% (4)            10%(4)
----------------------------------------------------------------------------------        ------------------------------------------

J. Carter Fox                     12,000         5.45%        $24.50      8/11/06            $0         $184,920           $468,600
                                  12,000         5.45          24.28      8/11/06             0          183,300            464,460

William A. Raaths                  9,500         4.31          24.50      8/11/06             0          146,395            370,975

Thomas Blackburn                   4,000         1.82          27.13      3/03/06             0           68,260            172,980
                                   9,500         4.31          24.50      8/11/06             0          146,395            370,975

Andrew J. Kohut                    4,000         1.82          27.13      3/03/06             0           68,260            172,980
                                   9,500         4.31          24.50      8/11/06             0          146,395            370,975

J. P. Causey Jr.                   9,500         4.31          24.50      8/11/06             0          146,395            370,975

--------------------
         (1) The potential realizable value is based upon assumed future prices for the Common Stock that are derived from the specified assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.
         (2) The option granted to Mr. Fox for 12,000 shares with an exercise price of $24.28 and the options granted to each of Messrs. Blackburn and Kohut for 4,000 shares are nonqualified options. All other grants to the Named Executive Officers were ISOs. All grants were made under the 1993 Incentive Plan and become exercisable in one-third installments on each of the first three anniversaries of the date of grant.
         (3) The exercise price was set at the average of the closing prices of Common Stock on the twenty trading days up to and including the date of the grant for the nonqualified options and at the closing price on the date of grant for the ISOs. The exercise price may be paid in cash or in Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.
         (4) The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the SEC. The actual gains that will be realized, if and when the Named Executive Officers exercise the options granted in 1996, will be dependent on the future performance of the Common Stock. To put the hypothetical gains shown in the table into perspective, the following is provided:

                                                                                         Annual Rate of Stock Price
                                                                                                 Appreciation
                                                                                   -------------------------------------
                                                                                          5%                 10%
                                                                                   ----------------      ---------------
Resulting stock price based on $24.50 starting price                               $          39.91      $         63.55

Per share gain                                                                                15.51                39.05

Aggregate hypothetical gain that would be realized by all stockholders (based on
23,689,017 shares outstanding on August 12, 1996)                                       365,047,752          925,056,114

Aggregate hypothetical gain on all 1996 options granted to the Named Executive Officers
if assumed prices are achieved                                                            1,090,320            2,762,920

Hypothetical aggregate gains for the Named Executive Officers as a percentage of all
stockholders' gains                                                                            0.3%                 0.3%


                        Option/SAR Exercises and Holdings

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during 1996, and unexercised options and SARs held by them on December 31, 1996.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                              Number of Securities        Value of Unexercised
                                                                             Underlying Unexercised   In-the-Money Options/SARs
                                                                                  Options/SARs at            at Year-End (1)
                                                                                     Year-End

                                    Shares Acquired                Value            Exercisable/                Exercisable/
          Name                        on Exercise                Realized        Unexercisable (2)           Unexercisable (2)
          ----                        -----------                --------        -----------------           -----------------
J. Carter Fox                                 0                      $0             115,100/48,000         $1,044,461/$196,220

William A. Raaths                             0                       0              10,433/15,667               71,182/69,473

Thomas Blackburn                              0                       0               7,000/21,000               33,363/91,225

Andrew J. Kohut                               0                       0              19,500/20,500              151,000/89,443

J. P. Causey Jr.                              0                       0              23,666/15,834              199,000/72,443

--------------------

         (1) The value of unexercised in-the-money options/SARs represents the positive spread between the December 31, 1996, closing price of Common Stock ($31.375) and the exercise price of any unexercised options and SARs.
         (2) The shares represented could not be acquired by the named executive as of December 31, 1996, and future exercisability is subject to the executive remaining employed by the Corporation for up to three years from the date of grant, subject to acceleration for retirement, death or total disability of the executive or a "change in control" of the Corporation (as defined in the 1993 Incentive Plan and the 1987 Stock Option Plan).

                            Long-Term Incentive Awards

         The following table contains information concerning the award of Performance Shares made during 1996 under the 1993 Incentive Plan to the Named Executive Officers for the 1996-2000 performance cycle.

                              LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                                                              Performance         Estimated Future Payouts
                         Number of                          or Other Period  Under Non-Stock Price-Based Plans(1)
                      Shares, Units or                     Until Maturation  ------------------------------------
Name                  Other Rights(1)                          or Payout       Threshold     Target      Maximum
----                  ---------------                          ---------       ---------     ------      -------
J. Carter Fox                  4,900  Performance Shares       1996-2000
                            $360,000  Incentive Opportunity    1996-2000        $135,000   $360,000     $360,000

William A. Raaths              4,100  Performance Shares       1996-2000
                            $300,000  Incentive Opportunity    1996-2000         112,500    300,000      300,000

Thomas Blackburn               4,100  Performance Shares       1996-2000
                            $300,000  Incentive Opportunity    1996-2000         112,500    300,000      300,000

Andrew J. Kohut                4,100  Performance Shares       1996-2000
                            $300,000  Incentive Opportunity    1996-2000         112,500    300,000      300,000

J. P. Causey Jr.               4,100  Performance Shares       1996-2000
                            $300,000  Incentive Opportunity    1996-2000         112,500    300,000      300,000

--------------------

         (1) Awards consist of incentive award opportunities and Performance Shares granted under the 1993 Incentive Plan for the 1996-2000 performance cycle. A portion of the incentive award opportunities will be earned when the Corporation's cumulative cash flow from operating activities exceeds the threshold amount and any of the business units exceeds the threshold performance (cumulative cash flow, sales growth or volume growth) for the individual unit. The target and maximum amounts will be earned if the Corporation and each business unit achieves 100% of their goals during the performance cycle. A portion of the Performance Shares will be earned when the Common Stock price equals or exceeds $35 and at each $5 increment in excess thereof, with the total award earned when the Common Stock price equals $60. Performance Shares earned each year are settled with Restricted Stock and Stock Units. See "Description of Compensation Plans - 1993 Incentive Plan."

                               Pension Plans Table

         The following table illustrates the approximate aggregate annual retirement benefits payable to covered participants retiring at age 65 pursuant to the Corporation's funded retirement plan for its salaried employees and unfunded supplemental retirement plan for certain officers and other key employees.

                                        Estimated Annual Retirement Benefit at Age 65
                              -----------------------------------------------------------------

                                                Years of Credited Service (2)
                              -----------------------------------------------------------------
          Annual
      Compensation (1)             15              20            25          30            35
      ------------                ----            ----          ----        ----          ----
       $   200,000              $ 60,000       $ 80,000      $ 96,000     $112,000     $128,000
           400,000               120,000        160,000       192,000      224,000      256,000
           600,000               180,000        240,000       288,000      336,000      384,000
           800,000               240,000        320,000       384,000      448,000      512,000
         1,000,000               300,000        400,000       480,000      560,000      640,000
         1,200,000               360,000        480,000       576,000      672,000      768,000

-----------------

         (1) Annual compensation is the average of the highest five consecutive years' salary and bonus paid during the last ten consecutive years and, in the case of the Named Executive Officers, approximates such amounts as set forth in the Summary Compensation Table.
         (2) The years of credited service for the Named Executive Officers as of March 1, 1997, were: Mr. Fox, 33; Mr. Raaths, 17; Mr. Blackburn, 6; Mr. Kohut, 17; and Mr. Causey, 13 (Mr. Raaths has 11 years credited service under the supplemental retirement plan).

         The above amounts are stated as payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts shown in the table are subject to reduction for a portion of Social Security benefits.

                              Certain Transactions

         C. Elis Olsson, a member of the Board of Directors, served during 1996 as Vice President-Operations for the Mid-South Division of Color-Box, Inc., a subsidiary of the Corporation. During 1996, the total cash compensation paid by the Corporation and its subsidiaries to Mr. Olsson (including bonus and the Corporation's contributions under certain employee benefit plans) was $105,175. Mr. Olsson's compensation was consistent with that paid by the Corporation and its subsidiaries in 1996 to other employees with similar job titles and responsibilities.

                                Performance Graph

         The following graph compares the cumulative total return for the Common Stock to the cumulative total returns for the S&P 500 Composite Index and the S&P Paper & Forest Products Group Index for the Corporation's last ten fiscal years. The graph assumes an investment of $100 in the Common Stock and in each index as of December 31, 1991, and that all dividends were reinvested.

                10 Year Compararison: Chesapeake Corporation vs.
                 S&P 500 vs. S&P Paper & Forest Products Group


                            (Decemeber 31st of each year)
               86   87   88   89   90   91   92   93   94   95   96
              ------------------------------------------------------
CSK            60   60   75   77   55  100   88  151  151  139  152
S&P 500        49   52   60   79   77  100  108  118  120  165  203
S&P Paper &    60   66   72   87   79  100  114  126  131   45  160
Forest

                   PROPOSAL TO APPROVE THE 1997 INCENTIVE PLAN
                                  (PROPOSAL 2)


         The Corporation proposes that the stockholders approve the 1997 Incentive Plan. The 1997 Incentive Plan was adopted by the Board of Directors on February 11, 1997, subject to the approval of the Corporation's stockholders.

         The more significant features of the 1997 Incentive Plan are described below. This summary is subject, in all respects, to the terms of the 1997 Incentive Plan, which terms are incorporated herein by reference. The Corporation will provide promptly, upon request and without charge, a copy of the full text of the 1997 Incentive Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, Box 2350, Richmond, Virginia 23218- 2350.

Purposes

         For many years the Corporation has provided cash incentive and stock-based compensation opportunities for its executives and key employees. The 1993 Incentive Plan is currently maintained for this purpose. If the stockholders approve the 1997 Incentive Plan, the Compensation Committee will not approve additional grants or awards under the 1993 Incentive Plan.

         The Board of Directors believes that the 1997 Incentive Plan will benefit the Corporation by (i) assisting it in recruiting and retaining employees with ability and initiative, (ii) providing greater incentive for employees of the Corporation and its related entities and (iii) enabling such employees to participate in the future success of the Corporation and to associate their interests with those of the Corporation and its stockholders.

Administration

         The Compensation Committee will administer the 1997 Incentive Plan. The Compensation Committee will have the authority to select the individuals who will participate in the 1997 Incentive Plan ("Participants") and to grant options, SARs, stock awards, incentive awards and awards of Performance Shares and Stock Units upon such terms (not inconsistent with the terms of the 1997 Incentive Plan) as the Compensation Committee considers appropriate. In addition, the Compensation Committee will have complete authority to interpret all provisions of the 1997 Incentive Plan, to prescribe the form of agreements evidencing awards under the 1997 Incentive Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 1997 Incentive Plan and to make all other determinations necessary or advisable for the administration of the 1997 Incentive Plan.

         The Compensation Committee may delegate its authority to administer the 1997 Incentive Plan to an officer of the Corporation. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used in this summary, the term "Administrator" means the Compensation Committee and any delegate, as appropriate.


Eligibility

         Any employee of the Corporation or a related entity of the Corporation is eligible to participate in the 1997 Incentive Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Corporation or a related entity. The Corporation is not able to determine the number of individuals that the Administrator will select to participate in the 1997 Incentive Plan or the type or size of awards that the Administrator will approve. The Corporation also cannot determine the number of individuals that the Administrator would have selected to participate in the 1997 Incentive Plan, or the type or size of awards that the Administrator would have approved, had the plan been in effect for the last fiscal year.

Awards

         The 1997 Incentive Plan permits the grant of options to purchase shares of Common Stock from the Corporation, SARs, stock awards, incentive awards and awards of Performance Shares and Stock Units.

         Options. Options granted under the 1997 Incentive Plan may be ISOs or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Corporation at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant in the case of an ISO, or 85% of that amount in the case of a nonqualified stock option. The fair market value of the Common Stock for purposes of option grants is determined by the Administrator. By way of example, for purposes of grants of nonqualified options under the 1993 Incentive Plan, the Compensation Committee has generally determined that fair market value equals the average closing price of the Common Stock for the twenty trading days up to and including the date of grant. The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Common Stock, or a combination thereof.

         An option may be granted with the right to receive a new option covering the number of shares surrendered pursuant to the exercise of the related option. The new option will have an exercise price equal to the fair market value of Common Stock on the date such shares are surrendered, will be exercisable six months from the date of grant and will otherwise be subject to the terms and conditions applicable to the related option. In addition, an option may be granted with a deferral feature allowing a Participant to elect to defer the receipt of Common Stock otherwise issuable upon the exercise of an option.

         Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but, in the case of an ISO, cannot exceed ten years from the date of grant. No employee may be granted ISOs (under the 1997 Incentive Plan or any other plan of the Corporation) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

         SARs. SARs may be granted as Corresponding SARs or independent of option grants. SARs generally entitle the Participant to receive the lesser of
(i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR, or (ii) the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant in the case of independent SARs, or the option price per share of the related option in the case of a Corresponding SAR. To exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates.

         SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which a SAR may be exercised will be fixed by the Administrator at the time the SAR is granted, except that no Corresponding SAR that is related to an ISO shall have a term of more than ten years from the date such related option was granted. The amount payable upon the exercise of a SAR may, in the Administrator's discretion, be settled in cash, Common Stock or a combination of cash and Common Stock.

         Stock Awards. The 1997 Incentive Plan also permits the grant of shares of Common Stock as stock awards. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on a stock award will be prescribed by the Administrator. As described below, stock awards may be used to settle incentive awards.

         Performance Shares. The 1997 Incentive Plan also provides for the award of Performance Shares. A Performance Share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock. The Administrator will prescribe the requirements that must be satisfied before a Performance Share award is earned. The Performance Share award requirements may include, for example, a requirement that the Participant continue employment with the Corporation or a related entity for a specified period or that the Corporation, a related entity or the Participant achieve stated objectives. To the extent that Performance Shares are earned, the obligation will be settled in Common Stock, cash or a combination of Common Stock and cash.

         Stock Units. A Participant also may be awarded Stock Units under the 1997 Incentive Plan. A Stock Unit is an award, stated with reference to a specified number of shares of Common Stock, that entitles the Participant to receive a payment for each specified share equal to the fair market value of the Common Stock on the date of settlement and accumulated dividends. The Administrator, in its discretion, may prescribe that a Participant's rights in Stock Units will be forfeitable or otherwise terminable for a period of time unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Corporation or a related entity for a specified period or that the Corporation, a related entity or the Participant achieve stated objectives. To the extent that any such requirements are satisfied, the obligation may be settled in cash, in Common Stock or by a combination of the two.

         Incentive Awards. The 1997 Incentive Plan also allows the Administrator to make incentive awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any incentive awards are granted, they may be settled in cash, in Common Stock or by a combination of cash and Common Stock. No Participant, however, may receive in any calendar year an incentive award that exceeds $1.5 million. Subject to approval of the 1997 Incentive Plan by the stockholders, the Compensation Committee expects to establish at year end a total award pool for 1997 incentive awards based on its review of the financial performance of the Corporation for 1997. In that review, the Compensation Committee will evaluate the Corporation's performance compared to its prior year's performance, the business plan, long-term standards and the Compensation Peer Group. The Compensation Committee will then allocate the pool among individual officers based on each officer's individual performance during 1997. The Compensation Committee has determined that a portion of any 1997 incentive awards may be settled with Common Stock rather than a cash payment and that Participants will be afforded the opportunity to defer the receipt of all or part of any incentive award that is earned for 1997.

Transferability

         In general, options, SARs, Performance Shares and stock awards will be nontransferable except by will or the laws of descent and distribution. If provided in the agreement governing the grant, options (other than ISOs) and SARs (other than Corresponding SARs that are related to ISOs), may be transferred by the Participant to his spouse, children or grandchildren or to a trust or trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms as are permitted by Rule 16b-3 under the Exchange Act.

Performance Objectives

         The Compensation Committee may prescribe that: (i) an option or SAR is exercisable; (ii) a stock award is vested or transferable or both; or (iii) that payment under a Performance Share award, an incentive award, or an award of a Stock Unit is earned only upon the attainment of certain performance objectives. Such performance objectives may be based on one or more of the Corporation's, a related entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share,
(vii) cash flow per share,  (viii) book value per share,  (ix) earnings  growth,
(x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Compensation Committee), (xiii) fair market value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction or (xxiii) peer group comparisons of any of the aforementioned objectives.

Change in Control

         The 1997 Incentive Plan provides that outstanding options and SARs will become exercisable, and that outstanding stock awards will become transferable and nonforfeitable, in the event that, following a "change in control" (as described above under the caption "Description of Compensation Plans") (i) the Participant's employment is terminated without cause or following his refusal to move to another location, or (ii) there is a material reduction in the Participant's compensation or duties. In addition, each Performance Share will be earned in full and converted into a stock award which will become transferable and nonforfeitable as provided in the preceding sentence.

Share Authorization

         The maximum aggregate number of shares of Common Stock that may be issued under the 1997 Incentive Plan is the sum of 5% of the outstanding shares of Common Stock as of December 31, 1996, plus the number of shares of Common Stock surrendered in payment of all or part of the option price of any option. In addition, the maximum aggregate number of shares of Common Stock that may be covered by Performance Share awards and that may be issued in any calendar year pursuant to a stock award, incentive award or the settlement of Stock Units, is 30% of the limit described in the preceding sentence. The maximum aggregate number of shares that may be issued pursuant to the exercise of options may not exceed the lesser of (i) 1,100,000 shares, or (ii) the sum of 5% of the outstanding shares of Common Stock as of December 31, 1996, plus the number of shares of Common Stock surrendered in payment of all or part of the option price of any option. These limitations will be adjusted as the Compensation Committee determines is appropriate in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards and the limitations on individual grants also may be adjusted by the Administrator to reflect such changes. On March 10, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange was $29.75 per share.

Individual Limitations

         No individual may be granted or awarded, in any calendar year, options, Corresponding SARS and SARS granted independently of options covering more than 100,000 shares of Common Stock in the aggregate. In addition, no individual may, in any calendar year, be granted or awarded in the aggregate, stock awards, Performance Shares, Stock Units or an incentive award covering more than 100,000 shares of Common Stock.

Amendment and Termination

         No option, SAR or stock award may be granted and no Performance Shares may be awarded under the 1997 Incentive Plan after December 16, 2006. The Board may, without further action by shareholders, terminate or suspend the 1997 Incentive Plan in whole or in part. The Board also may amend the 1997 Incentive Plan, except that no amendment that materially increases the number of shares of Common Stock that may be issued under the 1997 Incentive Plan, materially changes the class of individuals who may be selected to participate in the 1997 Incentive Plan or materially increases the benefits that may be provided under the Incentive Plan will become effective until it is approved by stockholders.

Federal Income Tax Consequences

         The Corporation has been advised by counsel regarding the federal income tax consequences of the 1997 Incentive Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

         The Participant will recognize income on account of the settlement of a Performance Share award or Stock Unit and the making of an incentive award. The Participant will recognize income equal to any cash that is paid and the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received under the award.

         Income is recognized on account of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the Participant recognizes income equal to the fair market value of the Common Stock.

         No income is recognized on account of the award of Performance Shares. The Participant must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of a Performance Share award.

         The employer (either the Corporation or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or the vesting of a stock award or the settlement of Performance Shares or the making of an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of stock issued upon the exercise of an ISO.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO APPROVE THE 1997 INCENTIVE PLAN.


                              SELECTION OF AUDITORS
                                  (PROPOSAL 3)

         The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as independent certified public accountants of the Corporation and its subsidiaries for 1997. Stockholders are requested to ratify this appointment. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1997.

               MATTERS TO BE PRESENTED FOR INCLUSION IN THE PROXY
              STATEMENT FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

         Any proposal submitted by a stockholder for inclusion in the proxy materials for the annual meeting of stockholders in 1998 must be delivered to the Corporation at its principal office in Richmond, Virginia not later than November 21, 1997.



                                  OTHER MATTERS

         As of the date of this proxy statement, management knows of no business that will be presented for consideration at the annual meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.


         Stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date and sign the enclosed proxy and return it to the Corporation. Please sign exactly as your name appears on the accompanying proxy. Stockholders may revoke their proxy by delivering a written notice of revocation to the Corporation at its principal office to the attention of J.P. Causey Jr., Secretary, at any time before the proxy is exercised.

                                                J. P. Causey Jr.
                                                Secretary


March 21, 1997

PROXY                   CHESAPEAKE CORPORATION                   PROXY
                       RICHMOND, VIRGINIA 23218

           Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders, April 23, 1997

The undersigned hereby appoints J. Carter Fox, Wallace Stettinius and Harry H. Warner and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on March 7, 1997, at the annual meeting of stockholders to be held at 11:00 a.m. on April 23, 1997, or any adjournments thereof.


                                                 PLEASE  MARK,  SIGN,  DATE  AND
                                                   MAIL THE PROXY CARD  PROMPTLY
                                                   USING THE ENCLOSED ENVELOPE.

                                                  (Continued on reverse side.)

                          CHESAPEAKE CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
[                                                                             ]



1. ELECTION OF FOUR DIRECTORS FOR A THREE-YEAR TERM:                            For All
   Class II (to serve until the 2000 annual meeting of      For     Withhold    Except those whose name(s) appear below.
           stockholders)                                    [ ]     [ ]         [ ]
   Nominees: C. Ellis Olsson, Wallace Stettinius,
   Joseph P. Viviano and Harry H. Warner.                                                    _______________________________________

                                                            For     Against     Abstain      4. In their discretion, the proxies are
2. To approve the Chesapeake Corporation 1997 Incentive     [ ]     [ ]         [ ]             authorized to vote upon such other
   Plan.                                                                                        business  and  matters incident to
                                                                                                the  conduct of the meeting as may
                                                                                                properly come before the meeting.
                                                            For     Against     Abstain
3. To ratify the appointment of Coopers & Lybrand L.L.P. as [ ]     [ ]         [ ]          The  Board  of  Directors   unanimously
   independent accountants for 1997.                                                         recommends a vote FOR each of  the
                                                                                             above proposals.

                                                                                             This proxy when  properly executed will
                                                                                             be voted in  the  manner  directed
                                                                                             herein    by    the    undersigned
                                                                                             stockholder. If  no  direction  is
                                                                                             made, this proxy will be voted for
                                                                                             each proposal presented.

                                                                                             Dated:___________________________, 1997

                                                                                             Signature(s)___________________________

                                                                                             ---------------------------------------

                                                                                             Please   sign   exactly  as  your  name
                                                                                             appears. Joint owners should each  sign
                                                                                             personally.  Where applicable, indicate
                                                                                             your      official      position     or
                                                                                             representative capacity.

TO:      BANK OF NEW YORK
         Trustee of the Chesapeake Corporation 401(k) Savings
         Plan for Salaried Employees, the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees and the Chesapeake Paper Products Company 401(k) Plan for Hourly Employees

         With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees, the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees, and the Chesapeake Paper Products Company 401(k) Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.

                       PLEASE SIGN AND DATE ON THE REVERSE

                         (Continued on the reverse side)

-------------------------------------------------------------------------------


SALARIED 401(K)  00.0000    PACKAGING 401(K)  00.0000      PAPER 401(k)  00.0000

The Board of Directors Unanimously Recommends a Vote FOR Each of the Following
Proposals:

(1)  Election of Four Directors For a Three Year Term.  Class II (To serve until
     the  2000  annual  meeting  of  stockholders):   C.  Elis  Olsson,  Wallace
     Stettinius, Joseph P. Viviano and Harry H. Warner.

      /_/    FOR                           /_/     WITHHOLD            /_/   EXCEPTIONS: Withhold vote
all nominees listed above                vote for all nominees            on the following nominee(s) only

                                                                       ------------------------------------

(2)  To approve the Chesapeake Corporation 1997 Incentive Plan.

          /_/    FOR             /_/     AGAINST                 /_/     ABSTAIN


(3) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1997.

          /_/    FOR             /_/     AGAINST                 /_/     ABSTAIN


(4) In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

                                 PLEASE MARK ALL
                              CHOICES LIKE THIS [X]

----------------------
    Account Number

Signature________________________              Date _____________________, 1997.

                                                      April 7, 1997





                                   A REMINDER




Dear Stockholder:

         Proxy material for the annual meeting of stockholders of Chesapeake Corporation was sent to you under date of March 21, 1997.

         According to our records, your proxy for this meeting, which will be held on Wednesday, April 23, 1997, has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

         If you have not already returned your proxy card, I urge you to sign, date and mail the enclosed duplicate promptly. If you returned the original card but did so more than a week ago, I request that you sign, date and mail the enclosed duplicate.

                                              Sincerely,



                                              J. P. Causey Jr.
                                              Secretary





kmh
Enclosure

                                                                  March 21, 1997





TO: Participants in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees


         Enclosed are proxy materials in connection with Chesapeake Corporation's stockholders meeting to be held on April 23, 1997. Also enclosed are the instructions for Associated Bank to vote your full shares of Chesapeake Corporation common stock held in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees (the "Plan"). It is important that you instruct Associated Bank, the trustee of the Plan, to vote your shares held in the Plan and allocated to your account by completing and returning the instructions enclosed. All voting instructions given to Associated Bank will be confidential.

         To be effective, your proxy must be received by Associated Bank by the close of business (4:00 p.m. CDT), April 21, 1997. If you do not direct the vote of the shares of common stock allocated to your account, Associated Bank will not vote those shares. You may revoke your proxy by delivering a written notice of revocation to Associated Bank at the address below by the close of business (4:00 p.m. CDT), April 21, 1997. Any notice of change must be timely, contain your name, your social security number, and be signed and dated.

                            Associated Bank, Trustee
                                  P. O. Box 408
                          Neenah, Wisconsin 54957-0408

         As a participant in the Plan, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 23, 1997, at 11:00 A.M. If you plan to attend the meeting and have not otherwise received an admittance card, you may request an admittance card by contacting the Chesapeake corporate office in Richmond at
(804) 697-1000.

                                                  Sincerely,



                                                  J. P. Causey Jr.
                                                  Secretary


         NOTE:         PLEASE MARK THE ENCLOSED VOTING
                       INSTRUCTIONS AND MAIL TO ASSOCIATED
                       BANK IN THE ENVELOPE PROVIDED.

                               VOTING INSTRUCTIONS


TO:      ASSOCIATED BANK

         Trustee of the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees


         With respect to the full shares of Common Stock of Chesapeake Corporation allocated to my account in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated below.

         The Board of Directors unanimously recommends a vote FOR each of the following proposals:


(1)  Election of Four Directors For a Three Year Term.  Class II (To serve until
     the  2000  annual  meeting  of  stockholders):   C.  Elis  Olsson,  Wallace
     Stettinius, Joseph P. Viviano, and Harry H. Warner.

                  /_/    FOR                            /_/     WITHHOLD                    /_/    EXCEPTIONS: Withhold vote
         all nominees listed above            vote for all nominees                      on the following nominee(s) only

                                                                                      ---------------------------------------

(2)  To approve the Chesapeake Corporation 1997 Incentive Plan.

                  /_/    FOR           /_/     AGAINST           /_/     ABSTAIN


(3) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1997.

                  /_/    FOR           /_/     AGAINST           /_/     ABSTAIN


(4) In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

                                 PLEASE MARK ALL
                              CHOICES LIKE THIS [X]






Signature_______________________________       Date _____________________, 1997.




   PLEASE MAIL THESE INSTRUCTIONS IN THE ENCLOSED ENVELOPE TO ASSOCIATED BANK

                             CHESAPEAKE CORPORATION

                               1997 INCENTIVE PLAN

                             Chesapeake Corporation
                               1997 Incentive Plan


                                    ARTICLE I

                                   DEFINITIONS


1.01. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or Stock Units or a Stock Award, Option or SAR granted to such Participant.

1.03. Board means the Board of Directors of the Company.

1.04. Change in Control has the same meaning as such term is defined in the Chesapeake Corporation Long-Term Incentive Plan.

1.05. Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06. Committee means the Executive Compensation Committee of the Board.

1.07. Common Stock means the common stock of the Company.

1.08. Company means Chesapeake Corporation.

1.09. Control Change Date has the same meaning as such term is defined in the Chesapeake Corporation Long-Term Incentive Plan.

1.10. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11. Deferral Feature means the right to receive an award of Stock Units in connection with a related Option subject to the conditions described in Plan section 4.03.

1.12. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

1.13. Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.14. Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or a Related Entity.

1.15. Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.16. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.17. Participant means an employee of the Company or a Related Entity, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares or Stock Units, a Stock Award, an Option, an SAR, or an Incentive Award or a combination thereof.

1.18. Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant's death, to receive cash or a Stock Award or a combination thereof.

1.19. Plan means the Chesapeake Corporation 1997 Incentive Plan.

1.20. Related Entity means (i) any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity that is designated by the Board as a participating company in the Plan.

1.21. Restoration Feature means the right to receive a new Option covering the number of shares surrendered pursuant to the exercise of a related Option. The new Option shall have an exercise price equal to the Fair

Market Value of Common Stock on the date such shares are surrendered, shall be exercisable six months from the date of grant and shall otherwise be subject to the same terms and conditions applicable to a related Option.

1.22. SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Fair Market Value at the time of exercise over the Initial Value, or (b) the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23. Stock Award means Common Stock awarded to a Participant under Article IX or in accordance with an award of Performance Shares.

1.24. Stock Unit means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment and the accumulated dividends on such share, in the form of additional Stock Units as if such dividends had been invested in Common Stock on the dividend payment date, from the date of grant to the date of payment.

                                   ARTICLE II

                                    PURPOSES

             The Plan is intended to assist the Company and Related Entities in recruiting and retaining key employees by enabling such employees to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares and Stock Units, the grant of Stock Awards, SARs, the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE III

                                 ADMINISTRATION

             The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and Stock Units and to grant Stock Awards, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Incentive Award, Performance Shares, or Stock Units, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with the Company or a Related Entity, that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which a Stock Unit or Incentive Award may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or an award of Performance Shares or Stock Units. All expenses of administering this Plan shall be borne by the Company.

             The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV

                                   ELIGIBILITY


4.01. General. Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company who are employees of the Company or a Related Entity may be selected to participate in this Plan. A person who is a member of the Committee may not be granted Options, SARs or Stock Awards or awarded Performance Shares, Stock Units or Incentive Awards under this Plan.

4.02. Grants. The Administrator will designate individuals to whom an award of Stock Units or Performance Shares are to be granted and to whom Stock Awards, Incentive Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR, with or without a Restoration Feature, or with or without a Deferral Feature. An SAR may be granted with or without a related Option. Each award of Performance Shares or Stock Units, and all Stock Awards, Options and SARs granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

4.03.   Deferral   Feature.   In  accordance   with  rules   prescribed  by  the
Administrator, the Participant may elect to defer receipt of Common Stock otherwise issuable upon the exercise of an Option.

                                    ARTICLE V

                              STOCK SUBJECT TO PLAN

5.01. Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award, or when an award of Stock Units is earned, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan is the sum of 5% of the outstanding shares of Common Stock as of December 31, 1996, plus the number of shares of Common Stock surrendered in payment of all or part of the option price of any Option. Moreover, the maximum aggregate number of shares of Common Stock that may be covered by Performance Share awards and that may be issued in any calendar year pursuant to Stock Award, Incentive Award, or the settlement of Stock Units, is 30% of the aggregate limitation described above. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards and in settlement of Performance Shares or Stock Units shall be subject to adjustment as provided in Article XIII.

5.03. Individual Limitations. Subject to the limitations set forth in the preceding sections, no individual may, in any calendar year, be granted or awarded (i) in the aggregate, Options, Corresponding SARs, and SARs granted independently of Options covering more than 100,000 shares of Common Stock, and
(ii) in the aggregate, Stock Awards, Performance Shares, Stock Units or an Incentive Award covering more than 100,000 shares of Common Stock.

5.04. Stock Options. Subject to the limitations set forth in the preceding sections, the maximum aggregate number of shares that may be issued pursuant to the exercise of Options is 1,100,000 shares. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan shall be subject to adjustment as provided in Article XIII.

5.05. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Stock Units and

Performance Shares to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Stock Units and Performance Shares to be granted under this Plan. If an award of Performance Shares is forfeited, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the Performance Share Award or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Stock Units and Performance Shares to be granted under this Plan. If an award of Stock Units is forfeited, in whole or in part, to the extent that no settlement is made for such Stock Units, the number of shares of Common Stock allocated to the awards of Stock Units or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Stock Units and Performance Shares to be granted under this Plan.

                                   ARTICLE VI

                                  OPTION PRICE


             The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that (i) the price per share for Common Stock purchased on the exercise of any Option shall not be less than 85% of the Fair Market Value on the date the Option is granted, (ii) the price per share for Common Stock purchased on the exercise of an Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted and
(iii) the price per share for Common Stock purchased on the exercise of an Option shall not be repriced unless shareholder approval is obtained for such repricing.

                                   ARTICLE VII

                          EXERCISE OF OPTIONS AND SARS


7.01. Maximum Option or SAR Period. The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

7.02. Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03. Transferable Options and SARs. Section 7.02 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option or an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any transfer of an Option or SAR (by the Participant or his transferee), any Corresponding SAR that relates to such Option or Corresponding SAR and related Option must be transferred to the same person or persons or entity or entities.

7.04. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.05. Change in Control. Section 7.01 to the contrary notwithstanding, after a Control Change Date each Option or SAR shall be fully exercisable thereafter in accordance with the terms of the applicable Agreement. If not sooner exercisable under the terms of the applicable Agreement, a Participant's Option or SAR shall be fully exercisable (i) as of his termination of employment if his employment terminates after a Control Change Date and he is terminated without cause or following his refusal to move to another location or (ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity.

7.06. Performance Objectives. The Committee may prescribe that an Option or SAR is exercisable only to the extent that certain performance objectives are attained. Such performance objectives may be based on one or more of the Company's, Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital,
(iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, or (xxiii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that an Option or SAR shall become exercisable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the Option or SAR shall become exercisable only to the extent the Committee certifies that such objectives have been achieved.

                                  ARTICLE VIII

                               METHOD OF EXERCISE


8.01. Exercise. Subject to the provisions of Articles VII and XIV, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made with shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the shares (on the day preceding the exercise date) must not be less than the Option Price of shares for which the Option is being exercised.

8.03. Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8.04. Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option or SAR until the date of exercise of such Option or SAR.

                                   ARTICLE IX

                                  STOCK AWARDS


9.01. Awards. In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan section 5.03, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards. The preceding sentence shall not limit the issuance of Stock Awards in settlement of Performance Share awards.

9.02. Vesting. The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. The period of restriction shall be at least one year. By way of example and not of limitation, the restrictions may postpone transferability of the shares until the attainment of performance objectives prescribed by Committee or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term.

 9.03. Performance Objectives. In accordance with Section 9.02, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee),
(xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, or (xxiii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that a Stock Award shall become nonforfeitable and transferrable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferrable only to the extent the Committee certifies that such objectives have been achieved.

 9.04. Change in Control. Sections 9.02 and 9.03 to the contrary notwithstanding, after a Control Change Date each Stock Award will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement. If not sooner transferable and nonforfeitable under the terms of the applicable Agreement, a Participant's interest in a Stock Award shall be transferable and nonforfeitable (i) as of his termination of employment if his employment terminates after a Control Change Date and he is terminated without cause or following his refusal to move to another location or (ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity.

9.05. Shareholder Rights. Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable.

                                    ARTICLE X

                            PERFORMANCE SHARE AWARDS


10.01. Award. In accordance with the provisions of Article IV and subject to the limitations set forth in paragraph 5.03, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

10.02. Earning the Award. The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award only upon the satisfaction of certain requirements or the attainment of certain objectives. By way of example and not of limitation, the restrictions may provide that Performance Shares shall be earned only upon the Participant's completion of a specified period of employment with the Company or Related Entity or upon the attainment of stated performance objectives or goals. Such performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity,
(iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses,
(xx) quality, (xxi) safety, (xxii) customer satisfaction, or (xxiii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that Performance Shares shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Performance Shares shall be earned only to the extent the Committee certifies that such objectives have been achieved.

10.03. Change in Control. Section 10.02 to the contrary notwithstanding, each Performance Share shall be earned in its entirety and converted into a Stock Award as of a Control Change Date. Each Performance Share award will become transferable and nonforfeitable thereafter as described in Plan section 9.04 in accordance with the terms of the applicable Agreement.

10.04. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award between the date the Performance Shares are awarded and the date a Stock Award is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned and a Stock Award is made, a Participant will have all the rights of a shareholder as described in Plan section 9.05.

                                   ARTICLE XI

                                   STOCK UNITS

11.01. Award. In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan section 5.03, the Administrator will designate individuals to whom an award of Stock Units is to be made and will specify the number of Stock Units covered by the award provided, however, that no Participant may be awarded Stock Units in any calendar year for more than 100,000 shares of Common Stock.

11.02. Vesting. The Administrator, on the date of the award, may prescribe that the Participant's right to receive a payment pursuant to a Stock Unit award shall be forfeitable or otherwise terminated for a period of time set forth in the Agreement or upon the failure to satisfy such other conditions as the Administrator may prescribe consistent with the Plan. The period of restriction shall be at least one year. By way of example and not limitation, the restrictions may provide that the shares shall be earned only upon the Participant's completion of a specified period of employment with the Company or Related Entity or upon the attainment of stated performance objectives of goals. Such performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital,
(iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, or (xxiii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that Stock Units shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Stock Units shall be earned only to the extent the Committee certifies that such objectives have been achieved.

11.03. Payment. In accordance with the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when a award of Stock Units is earned, but a cash payment will be made in lieu thereof.

11.04. Shareholder Rights. No Participant shall, as a result of receiving a Stock Unit award, have any rights as a shareholder of the Company or Related Entity. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to a Stock Unit award.

                                   ARTICLE XII

                                INCENTIVE AWARDS

12.01. Awards. The Administrator shall designate Participants to whom Incentive Awards are made for annual incentive payments. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that in any calendar year no Participant may receive an Incentive Award that exceeds $1.5 million.

12.02. Terms and Conditions. The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company, a Related Entity, or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Award. Such performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets,
(vi) earnings per share, (vii) cash flow per share, (viii) book value per share,
(ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, or (xxiii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that the Incentive Award shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Incentive Award shall be earned only to the extent that the Committee certifies that such objectives have been achieved. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement.

             Except with respect to those Participants who are covered employees (as determined under Code section 162(m)(3)) and notwithstanding any other provision of the Plan, the Administrator, in its discretion may adjust the terms, conditions or other requirements applicable to Incentive Awards and may increase or decrease the amounts otherwise payable under an Incentive Award, to reflect unusual or extraordinary transactions or events. The Administrator may make such adjustments with respect to one or more Participants, with respect to all Participants as to Incentive Awards made during a particular year, or with respect to all outstanding Incentive Awards.

                                  ARTICLE XIII

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK


             The maximum number of shares as to which Options that are incentive stock options and SARs may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding awards of Performance Shares, Stock Awards, Stock Units, Options, and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XIII by the Committee shall be final and conclusive.

             The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Performance Shares, Stock Awards, Stock Units, Options or SARs.

             The  Committee  may make  Stock  Awards  and may  grant  awards  of
Performance  Shares,  Stock  Units,   Options,  and  SARs  in  substitution  for
performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this Article
XIII. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted awards of Performance Shares, Stock Units, Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                                   ARTICLE XIV

                             COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES


             No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, in payment when a Stock Unit is earned or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XV

                               GENERAL PROVISIONS


15.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

15.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

15.03. Disposition of Stock. A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

15.04. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

15.05. Employee Status. In the event that the terms of any award of Performance Shares, Stock Unit or Stock Award or Incentive Award or the grant of any Option or SAR provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

15.06. Withholding Taxes. Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares, an SAR or Incentive Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of an award of Performance Shares or the grant or vesting of a Stock Award, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option or SAR is exercised, the Stock Award vests or the Performance Shares or Stock Units are earned, as applicable.

15.07. Certain Reduction of Restrictive Payments. Any benefit, payment, accelerated vesting or other right under this Plan may constitute a "parachute payment" (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In accordance with the terms of an Agreement, the Company shall reduce any such parachute payments, if, and only to the extent that a reduction will allow the Participant to receive a greater "net after-tax amount" than such Participant would receive absent a reduction. For purposes of this Plan section, "net after tax amount" means the amount of any parachute payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment under this Agreement. The determination of the net after tax amount shall be imposed by the foregoing taxes on income of the same character as the parachute payments or capped parachute payments, as applicable, in effect for the year in which the determination is made. "Capped parachute payments" means the largest amount of parachute payments that may be paid without liability under Code section 4999.

                                   ARTICLE XVI

                                    AMENDMENT


             The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares, Stock Unit, or under any Stock Award, Option or SAR outstanding at the time such amendment is made.

                                  ARTICLE XVII

                                DURATION OF PLAN


             No Performance Shares or Stock Units may be awarded and no Stock Award, Option, SAR or Incentive Award may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XVIII. Performance Shares and Stock Units awarded, and Stock Awards, Options, SARs and Incentive Awards granted before that date shall remain valid in accordance with their terms.

                                  ARTICLE XVIII

                             EFFECTIVE DATE OF PLAN


             Performance Shares and Stock Units may be awarded and Stock Awards, Options, SARs and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no award of Performance Shares, Stock Unit, Stock Award, Option or SAR will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting or by the unanimous consent of shareholders within twelve months of such adoption.





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